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As filed with the Securities and Exchange Commission on November 23, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLOUD PEAK ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	26-3088162
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

505 S. Gillette Ave.
Gillette, WY 82716
(307) 687-6000
(Address and telephone number of registrant's principal executive offices)

Cloud Peak Energy Inc. 2009 Long Term Incentive Plan
(Full title of the plan)

Colin Marshall
Chief Executive Officer
505 S. Gillette Ave.
Gillette, WY 82716
(307) 687-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	3,400,000	$15	$51,000,000	$2,845.80

(1)
Includes such additional number of shares as may be required in the event of stock splits, stock dividends, reclassifications, spin-offs or similar transactions in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act on the basis of $15 per share, the Initial Public Offering Price for the shares being sold under our Form S-1 Registration Statement.

EXPLANATORY NOTE

        The purpose of this Form S-8 Registration Statement is to register an aggregate of 3,400,000 shares of our common stock, par value $0.01 (the "Common Stock") which may be offered pursuant to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (the "Plan").

PART I

        The documents containing the information specified in Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act. Such documents are not required to be filed with the Commission but constitute (along with the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. The information incorporated by reference is considered to be part of this Registration Statement, and later information that we file with the SEC will automatically update this Registration Statement.

        References to "us," "our," "we", "the Company" and "the Registrant" shall mean Cloud Peak Energy Inc., a Delaware corporation.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        The following documents, which have been filed with the Commission by the Company, are incorporated by reference in this Registration Statement:

  (a)
  our prospectus filed pursuant to Rule 424(b) promulgated under the Securities Act in connection with our Registration Statement on Form S-1 (No. 333-161293) originally filed with the Commission on August 12, 2009, and subsequently amended; and

  (b)
  the description of the common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A (No. 001-34547 filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Commission on November 16, 2009, as the same may be amended from time to time.

        In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

        Not applicable.

Item 5.    Interests of Named Experts and Counsel

        Not applicable.

Item 6.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify its officers, directors and other corporate agents to the extent and under the circumstances set forth therein. Our amended and restated certificate of incorporation and bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, our amended and restated certificate of incorporation eliminates the personal liability of a director to us or our shareholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

  •
  from any breach of the director's duty of loyalty to us or our shareholders;

  •
  from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law; and

  •
  from any transaction from which the director derived an improper personal benefit.

        The above discussion of Section 145 of the Delaware General Corporation Law and of our amended and restated certificate of incorporation and bylaws is not intended to be exhaustive and is respectively qualified in its entirety by Section 145 of the Delaware General Corporation Law, our amended and restated certificate of incorporation and our bylaws.

Item 7.    Exemption from Registration Claimed

        Not applicable.

Item 8.    Exhibits

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant's Form S-1 (Registration No. 333-161293) filed on November 2, 2009.
4.2	Amended and Restated Bylaws of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the Registrant's Form S-1 (Registration No. 333-161293) filed on October 26, 2009.
4.3
Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (incorporated by reference to Exhibit 10.32 to Amendment No. 5 to the Registrant's Form S-1 (Registration No. 333-161293) filed on November 16, 2009.
5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the validity of the Common Stock covered by this registration statement.
23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP (independent registered public accounting firm).
23.3*	Consent of KPMG LLP, (independent registered public accounting firm)
24.1	Power of Attorney (included on the signature pages).

*
filed herewith

Item 9.    Undertakings

        (a)   The undersigned Registrant hereby undertakes as follows:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Gillette, State of Wyoming, on November 23, 2009.

Cloud Peak Energy Inc. (Registrant)
By:	/s/ COLIN MARSHALL Colin Marshall Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PEOPLE BY THESE PRESENTED, that each person whose signature appears below hereby appoints Colin Marshall acting alone, his/her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand as of the date indicated.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ COLIN MARSHALL Colin Marshall	President, Chief Executive Officer and Director (Principal Executive Officer)	November 23, 2009
/s/ MICHAEL BARRETT Michael Barrett	Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	November 23, 2009
/s/ KEITH BAILEY Keith Bailey	Chairman of the Board of Directors	November 23, 2009

Signature	Title	Date

/s/ PRESTON CHIARO Preston Chiaro	Director	November 23, 2009
/s/ WILLIAM T. FOX III William T. Fox III	Director	November 23, 2009
/s/ CHRIS TONG Chris Tong	Director	November 23, 2009

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 3 to the Registrant's Form S-1 (Registration No. 333-161293) filed on November 2, 2009.
4.2	Amended and Restated Bylaws of Cloud Peak Energy Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the Registrant's Form S-1 (Registration No. 333-161293) filed on October 26, 2009.
4.3
Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (incorporated by reference to Exhibit 10.32 to Amendment No. 5 to the Registrant's Form S-1 (Registration No. 333-161293) filed on November 16, 2009.
5.1*	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the validity of the Common Stock covered by this registration statement.
23.1	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP (independent registered public accounting firm).
23.3*	Consent of KPMG LLP, (independent registered public accounting firm)
24.1	Power of Attorney (included on the signature pages).

*
filed herewith

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EXPLANATORY NOTE
PART I
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption from Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS